Media Contact: Paige Kenny SHIFT Communications 415-591-8423 real@shiftcomm.com
REALNETWORKS APPOINTS BILL PATRIZIO
PRESIDENT OF CONSUMER MEDIA
SEATTLE, September 19, 2016 – RealNetworks, Inc. (NASDAQ: RNWK) today announced that media industry veteran Bill Patrizio has joined the company as President of Consumer Media.
In his new role leading Real's Consumer Media business, Patrizio will be responsible for strategy and management of Real's PC RealPlayer group and its IP licensing business. Patrizio will also be responsible for the global rollout and marketing of Real's new RealMedia HD codec technology. Patrizio will be based in Seattle and report directly to CEO Rob Glaser.
"I'm delighted that Bill is joining Real to lead our Consumer Media group," said Rob Glaser, Founder and CEO of RealNetworks. Bill's extensive background at the intersection of media and technology, his track record for creating value, and his personal passion for digital media all make Bill a great addition to our senior leadership team."
Patrizio joins RealNetworks from Opaka Partners, a consulting firm that he founded in 2013. Previously, Patrizio spent nearly four years as the chief executive officer of Red Bee Media, a digital media software and services company based in the U.K. The company was sold to Ericsson in May 2014. Prior to this, he was president of the broadcast services division of Technicolor SA. Patrizio also served as an executive at other media and consumer products companies including Disney, Universal Studios, Seagram, and Kellogg.
"I've been watching RealNetworks since my days at Disney back in the late 90's and have always been impressed with the company's vision and pioneering spirit. I look forward to bringing my

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years of industry experience to this role to help the company continue to deliver compelling products that push boundaries and excite consumers," said Patrizio.
Today's announcement marks another important step for RealNeworks as it strengthens its leadership positions following a reorganization in the first quarter of 2016, which breaks the business into three segments: Consumer Media, Mobile Services, and Games.
About RealNetworks, Inc.
RealNetworks creates innovative products and services that make it easy for people to connect with and enjoy digital media. RealNetworks invented the streaming media category and continues to connect consumers with their digital media both directly and through partners, aiming to support every network, device, media type, and social network. Find RealNetworks corporate information at www.realnetworks.com.
RealNetworks and its respective logos are trademarks, registered trademarks, or service marks of RealNetworks. Other products and company names mentioned are the trademarks of their respective owners.
Forward-Looking Statements
This release contains forward-looking statements that involve risks and uncertainties, including statements relating to management roles and RealNetworks’ plans and expectations regarding its Consumer Media business. All statements that do not relate to matters of historical fact should be considered forward-looking statements. Actual outcomes may differ materially from expectations. Factors that could cause actual results to differ from those predicted include, but are not limited to, growth and other benefits from the implementation of the company’s strategic initiatives; competitive risks, such as the emergence or growth of competing technologies, products and services; and risks associated with key customer or strategic relationships, business acquisitions and the introduction of new products and services. More information about potential risk factors that could affect RealNetworks’ business and financial results is included in RealNetworks’ annual report on Form 10-K for the most recent year ended December 31, its quarterly reports on Form 10-Q and in other reports and documents filed by RealNetworks from time to time with the Securities and Exchange Commission. The company assumes no obligation to update any forward-looking statements or information.

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